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                                                                   Exhibit 10.11

                    EMPLOYMENT AND NON-INTERFERENCE AGREEMENT

      This Agreement, dated as of November 30, 2003, by and between Jennifer Haslip (the "Executive") and Universal Technical Institute of Arizona, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company wishes to obtain the future services of the Executive for the Company;

      WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder;

      WHEREAS, the Company wishes to preserve its confidential information and secure the Executive's non-interference, upon the terms and conditions herein set forth; and

      WHEREAS, in order to accomplish its objectives, the Company believes it is essential that certain of its executives, such as the Executive, be encouraged to remain with the Company during management transition and thereafter and in the event there is any change in corporate structure which results in a Change in Control.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Nature of Employment

      Subject to Section 3, the Company hereby employs Executive, and Executive agrees to accept such employment, during the Term of Employment (as defined in Section 3(a)) as Chief Financial Officer of the Company. The Company shall also cause the Executive to be employed, and Executive hereby agrees to be employed, during the Term of Employment by each of the companies listed in Schedule 1 (which companies, together with the Company, shall be referred to collectively as the "Company Group"), in each case as Chief Financial Officer of such company.

      2. Extent of Employment

      (a) During the Term of Employment, the Executive shall perform her obligations hereunder faithfully and to the best of her ability at the principal executive offices of the Company, under the direction of the Company's Chief Executive Officer to which the Executive shall directly report or as the Company's Board of Directors deems appropriate, and shall abide by the policies, rules, customs and usages from time to time established by the Company.

      (b) During the Term of Employment, the Executive shall devote all of her business time, energy and skill as may be reasonably necessary for the performance of her duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices and norms in similar positions.
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      (c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively "Regulations"). Executive will not knowingly (i) breach or violate any provision of any Regulations in any material respect or (ii) otherwise act in any manner which might reasonably be expected to have a material adverse effect on the ongoing business, operations, conditions, prospects or other business relationships or properties of any company in the Company Group.

      (d) During the term of her employment, the Executive shall live in the Phoenix, Arizona, area and generally perform her duties under this Agreement from the Company's offices in the Phoenix area.

      3. Term of Employment; Termination

      (a) The "Term of Employment" shall commence on the date hereof and shall continue through April 1, 2005, and any renewals pursuant to Section 3(g). Should the Executive's employment be earlier terminated by the Company pursuant to Section 3(b) or by the Executive pursuant to Section 3(c), the Term of Employment shall end on the date of such earlier termination.

      (b) Subject to the payments contemplated by Section 3(e), the Term of Employment may be terminated at any time by the Company:

            (i) upon the death of Executive;

            (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, her material duties hereunder for 180 days in any continuous 210 day period;

            (iii) for Cause (as defined in Section 3(d));

            (iv) for any other reason not referred to in clauses (i) through
      (iii) or no reason, such that this Agreement, subject to the provisions of
      Section 3(e), shall be construed as terminable at will by the Company.

      Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company's business, and that, except as set forth in the following sentence, nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate Executive at any time, with or without Cause. Termination shall become effective 30 days after, or, if for Cause, upon the delivery by the Company to the Executive of notice specifying such termination and, if for Cause, the reasons therefor.

      (c) Subject to the Company's obligations to make the payments contemplated by Section 3(e), the Term of Employment may be terminated at any time by the
Executive:


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            (i) upon the death of Executive;

            (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, her duties hereunder for 180 days in any continuous 210 day period;

            (iii) for Good Reason, as defined in Section 9; or

            (iv) voluntarily or for any reason or no reason not referred to in clauses (i) through (iii) in each case, after 120 days' prior written notice to the Company and its Board of Directors.

      (d) For the purposes of this Section 3, "Cause" shall mean any of the following:

            (i) Executive's conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude;

            (ii) a finding by a majority of the Board of Directors of Executive's fraud, embezzlement or conversion of the Company's property;

            (iii) Executive's conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds or the unlawful use, possession or sale of illegal substances;

            (iv) an administrative or judicial determination that Executive committed fraud or any other violation of law involving federal, state or local government funds;

            (v) a finding by a majority of the Board of Directors of Executive's knowing breach of any of her fiduciary duties to any company in the Company Group or the Company's stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of any company in the Company Group; provided, that the Executive has been given notice and 30 days from such notice fails to cure the breach, misrepresentation or omission;

            (vi) Executive's neglect or failure to discharge her material duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Executive and any company in the Company Group;

            (vii) Executive's alcohol or substance abuse, which materially interferes with Executive's ability to discharge her duties, responsibilities and obligations prescribed by this Agreement; provided, that Executive has been given notice and 30 days from such notice fails to cure such abuse;

            (viii) Any material violation, with the actual knowledge of Executive, of any obligations imposed upon Executive, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under this Agreement, the Securities Purchase Agreement, the Asset Purchase Agreement, the Stockholders Agreement, the Exchange


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      Agreement, the Penske/Charlesbank Stock Purchase Agreement, the Credit
      Agreement, the Certificate of Incorporation or By-Laws of the Company; or

            (ix) Executive's personal (as opposed to the Company's) material and knowing failure, to observe or comply with Regulations whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company Group's ongoing business, operations, conditions, other business relationships or properties.

      (e) If Executive's employment is terminated for any reason whatsoever, then Executive shall be entitled to (i) accrued and unpaid base salary and benefits (including sick pay, vacation pay and benefits under Section 6) with respect to the period prior to termination, (ii) reimbursement for expenses under Section 5 with respect to such period, and (iii) any other benefits (including COBRA) required by law to be provided after termination of employment under the circumstances. In the event Executive's employment is terminated pursuant to:

            (i) Section 3(b)(i) or (ii) or 3(c)(i) or (ii), the Company will also pay to Executive (or her estate or representative) the full amounts to which she would be entitled under Section 4(a) for the period from effectiveness of termination through the first anniversary of such termination;

            (ii) (Section 3(b)(iii) or 3(c)(iv) there will be no additional amounts owing by the Company to Executive under this Agreement from and after such termination; and

            (iii) Section 3(b)(iv) or 3(c)(iii), and provided that the Restricted Period defined in Section 8(a)(i) is upheld by a court to be at least twelve (12) months, then the Company will also pay to Executive the full amounts to which she would be entitled under Section 4(a) for the period from effectiveness of termination to the later to occur of (y) the date 18 months following such effectiveness of termination and (z) April 1, 2005, on the regular payment dates established pursuant to Section 4(a) in accordance with Company practices; provided, however, that any such amounts paid to Executive for the first 12 months following the effectiveness of termination pursuant to Section 3(b)(iv) or 3(c)(iii) shall not be subject to reduction under Section 3(f)(ii) below.

            (iv) Upon a termination by the Company of the Executive's employment without Cause within 12 months after a Change in Control which occurs during the Term of Employment, the Company also will pay the Executive the following benefits:

                  (A) For a period of twelve months after her date of
            termination, medical and/or dental coverage under the medical and dental plans maintained by the Company. The Executive does not have to pay any premiums for this coverage. This extended coverage shall run concurrently with any period of continuation coverage to which the Executive is entitled under Section 601 of ERISA. Upon Executive's re-employment during such period, to the extent covered by the new employer's plan, coverage under the Company's plan shall lapse, subject to any continuation of coverage rights under Section 601 of ERISA.


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            The Executive's participation in and/or coverage under all other employee benefit plans, programs or arrangements sponsored or maintained by the Company shall cease to be effective as of her date of termination, unless the terms of an insured employee benefit plan, program or arrangement provide for an earlier date of termination due to an actively at work requirement that ceases to be satisfied prior to her date of termination.

                  (B) A cash lump sum payment in an amount equal to, with
            respect to each non-vested option to purchase Company stock held by the Executive which would have vested within the twelve (12) month period following her date of termination, the excess, if any, of the fair market value (determined as of her date of termination) of the Company stock subject to such option over the exercise price of such option.

                  (C) The reasonable costs of outplacement services selected by the Company.

            In addition, if the Executive voluntarily terminates her employment within 12 months after a Change in Control which occurs during the Term, she shall notify the Company in writing if she believes the termination is for Good Reason. The Executive shall set forth in reasonable detail why she believes there is Good Reason. If such termination is for Good Reason, the Executive shall be entitled to all of the payments and benefits specified in this Section 3(e)(iv). If such voluntary termination is for other than Good Reason, then the Executive shall be entitled only to the payments specified in Section 3(e)(ii) above.

            Notwithstanding the above, the amounts payable under Section 3(e)(iv) above shall be reduced to the extent necessary so that the total of all payments to the Executive under this Section 3(e)(iv) and otherwise due to the Change in Control does not exceed (1) 2.99, multiplied by (2) the Executive's "base amount," as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            If the Executive's employment is terminated by the Company within 12 months after a Change in Control which occurs during the Term of Employment and there is a dispute with respect to this Agreement, then all the Executive's costs and expenses (including reasonable legal and accounting fees) incurred by her (1) to defend the validity of this Agreement, (2) if the Executive's employment has been terminated for Cause, to contest such termination, (3) to contest any determinations by the Company concerning the amounts payable by the Company under this Agreement, or (4) to otherwise obtain or enforce any right or benefit provided to the Executive by this Agreement, shall be paid by the Company if the Executive is the prevailing party.

      (f)   (i)   Termination of the Term of Employment will not terminate
Sections 7, 8, 10 through 21, or any other provisions not associated specifically with the Term of Employment.


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            (ii)  In the event of termination, the Executive shall not have a duty to mitigate the Company's payment obligations under
                  Section 3(e) by seeking alternative employment; provided, however, that if the Executive does accept alternative employment, payment obligations under Section 3(e) shall be reduced to the extent of Executive's compensation under such alternative employment.

      (g) Upon the conclusion of the original sixteen (16) month term of this Agreement ("Original Term") and upon each succeeding anniversary, the Executive's Term of Employment will be automatically renewed for an additional one (1) year term; provided, that neither the Company nor the Executive terminates this Agreement pursuant to Section 3 during the Original Term or any subsequent renewal term; and provided further, that during such Original Term, or any renewal term, if either the Company or the Executive provides notice to the other party of its intent not to renew the Term of Employment at least 90 days before the end of such term, this Agreement will expire upon the succeeding anniversary of this Agreement unless earlier terminated pursuant to Section 3. If this Agreement is terminated pursuant to Section 3 during any renewal term, the Company shall pay to the Executive the amount (if any) to which such Executive is entitled pursuant to and in accordance with Section 3(e) hereunder.

      4. Compensation. During the Term of Employment, the Company shall pay compensation to Executive as follows:

      (a) As base compensation for her services hereunder, in twenty-six (26) equal installments, a base salary at a rate of $195,000 per annum. The Board of Directors shall annually, and in its sole discretion, determine whether the base salary should be increased and, if so, the amount of such increase.

      (b) An annual bonus compensation based on Executive's performance as determined and approved by the Board of Directors, in its sole discretion, based on performance parameters set by the Board. Such bonus will be at the full discretion of the Board of Directors, and may not be paid at all. Executive acknowledges that no such bonuses will be paid if the established performance parameters are not met.

      5. Reimbursement of Expenses

      During the Term of Employment, the Company shall reimburse Executive for reasonably documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of her duties hereunder and, in each case, in accordance with the reasonable rules, customs and usages promulgated by the Company from time to time in effect.

      6. Benefits

      During the Term of Employment the Executive shall be entitled to the following benefits from the Company:

      (a) a car allowance of $1,000 per month, which shall include reimbursement for cellular car phone fees and gasoline;


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      (b) automobile insurance coverage paid by the Company consistent with the
Company's past practice; and

      (c) other perquisites and benefits (including, without limitation, health, short and long term disability, pension and life insurance benefits consistent with past practice, or as increased from time to time) established from time to time, at the sole discretion of the Board of Directors for executives of the Company and their families.

      7. Confidential Information

      (a) During and after the Term of Employment, Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Company, any Confidential Information (as defined in Section 9), whether prepared by Executive or not; provided, however, that any Confidential Information may be disclosed (i) to officers, representatives, employees and agents of the Company who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business (as defined in Section 9) and (ii) in good faith by the Executive in connection with the performance of her duties hereunder. Executive shall use her best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in her normal course of employment by the Company. Executive shall use her best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by her hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, Executive agrees to deliver to the Company, at any time during the Term of Employment, or thereafter, all Confidential Information which she may possess or control. Executive agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by her during the Term of Employment exclusively belongs to the Company (and not to Executive). Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership.

      (b) The terms of this Section 7 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor.

      8. Non-Interference

      (a) Executive acknowledges that the services to be provided give her the opportunity to have special knowledge of the Company and its Confidential Information and the capabilities of individuals employed by or affiliated with the Company and that interference in these relationships would cause irreparable injury to the Company. In consideration of this Agreement, Executive covenants and agrees that:


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            (i) Unless Executive is terminated pursuant to Sections 3(b)(iv) or
      3(c)(iii), from the date hereof until the later to occur of April 1, 2005, or for twelve (12) months after the expiration or termination of the Term of Employment (or for a six (6) month period if a court finds that the twelve (12) month period is unreasonable) (the "Restricted Period"), Executive will not, without the express written approval of the Board of Directors of the Company, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, agent, representative or other participant, in any business which competes, directly or indirectly, with the Business in the Market ("Competitive Business") without regard to (A) whether the Competitive Business has its office or other business facilities within or without the Market, (B) whether any of the activities of the Executive referred to above occur or are performed within or without the Market or (C) whether the Executive resides, or reports to an office, within or without the Market; provided, however, that (x) the Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) Executive may accept employment with a successor company to the Company.

            (ii) Without regard to the reason for Executive's termination, during the Restricted Period (which shall not be reduced by (x) any period of violation of this Agreement by Executive or (y) if the Company is the prevailing party in any litigation to enforce its rights under this
      Section 8, the period which is required for such litigation), Executive will not without the express prior written approval of the Board of Directors of the Company (A) in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, agent, representative or any other person which has a business relationship with the Company Group or had a business relationship with the Company Group within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company Group, or (B) employ or seek to employ or cause any Competitive Business or any other private post-secondary educational institution to employ or seek to employ any person or agent who is then (or was at any time within twenty-four (24) months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Company Group. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future or any other employment opportunity.

            (iii) The scope and term of this Section 8 is not intended to nor will it preclude Executive from earning a living with an entity that is not a Competitive Business.

      (b) Upon the determination of a majority of the Board of Directors that the Executive has breached her obligations in any material respect under this
Section 8, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and


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without limiting its right to pursue the same, shall cease all payments to the
Executive under this Agreement.

      9. Definitions

      "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of September 30, 1997, for the purchase of all of the assets of the Clinton Harley Corporation and Clinton Education Group, Inc., each an Arizona corporation, as the same may be amended, extended, restated, supplemented or modified from time to time.

      "Authority" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public, private or industry regulatory authority, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

      "Business" means (a) the ownership and operation of private post-secondary educational institutions, the primary educational program of which teaches motorcycle mechanics, automotive mechanics or computed-aided design, or (b) any similar or incidental business conducted, or engaged in, by the Company Group prior to the date hereof or at any time during the Term of Employment.

      "Cause" has the meaning set forth in Section 3(d).

      "Change in Control" means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company's assets to any person or group of related persons under Section 13(d) of the Exchange Act ("Group"); (ii) the Company's shareholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company ("Voting Stock") and such person or Group has the power and authority to vote such shares; (iv) any person or Group acquires sufficient shares of Voting Stock to elect a majority of the members of the Board; or (v) the completion of a merger or consolidation of the Company with another entity in which holders of the Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation in the transaction. Notwithstanding the foregoing, in no event will a Change in Control be deemed to have occurred as a result of an initial public offering of the Stock.

      "Company" has the meaning set forth in the preamble.

      "Company Group" has the meaning set forth in Section 1.

      "Competitive Business" has the meaning set forth in Section 8(a)(i).

      "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of


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information, patent, patent application, copyright, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company Group, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Notwithstanding the foregoing, the term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that is or becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder.

      "Credit Agreement" means the Second Amendment and Restatement of Credit Agreement dated as of March 29, 2002 among UTI Holdings, Inc., Universal Technical Institute, Inc. and the various lenders party thereto, as the same may be amended, extended, restated, supplemented or modified from time to time.

      "Exchange Agreement" means the Exchange Agreement, dated as of September 30, 1997, among Universal Technical Institute, Inc., Mayer, Brown & Platt, and certain other parties, as the same may be amended, extended, restated, supplemented or modified from time to time.

      "Executive" means Jennifer Haslip or her estate, if deceased.

      "Good Reason" means (1) a material reduction in the Executive's authority, perquisites, position or responsibilities (other than such a reduction which affects all of the Company's senior executives on a substantially equal or proportionate basis), or (2) a requirement that the Executive relocate outside the Phoenix, Arizona metropolitan area, in each case, after 30 days' prior written notice to the Company and its Board of Directors and the Company's failure thereafter to cure such reduction or violation.

      "Knowing" and "knowledge" shall each refer to actual knowledge without any duty of investigation.

      "Market" means any county in the United States of America and each similar jurisdiction in any other country in which the Business was conducted by or engaged in by the Company Group prior to the date hereof or is conducted or engaged in by the Company Group at any time during the Term of Employment.

      "Penske/Charlesbank Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of January 8, 2002 among Universal Technical Institute, Inc., Worldwide Training Group, LLC and Charlesbank Equity Fund V, Limited Partnership, as the same may be amended, extended, restated, supplemented or modified from time to time.

      "Regulations" means any laws, statutes, regulations, rulings, rules, orders or permits of, administered or enforced by or on behalf of any Authority, and the Certificate of Incorporation and By-laws of the Company, as applicable.


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      "Restricted Period" has the meaning set forth in Section 8(a)(i).

      "Securities Purchase Agreement" means the Agreement for the Purchase of Securities of Lincoln Technical Institute of Arizona, Inc., d/b/a Universal Technical Institute ("Old UTI"), dated as of September 30, 1997, among the current stockholders of Universal Technical Institute, Inc., the successor corporation to Old UTI, as the same may be amended, extended, restated, supplemented or modified from time to time.

      "Stockholders Agreement" means the Stockholders Agreement dated as of September 30, 1997 among the stockholders of Universal Technical Institute, Inc., as the same may be amended, extended, restated, supplemented or modified from time to time.

      "Term of Employment" has the meaning set forth in Section 3(a).

      10. Notice

      Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, sent by certified or registered mail, return receipt requested, sent by overnight courier or sent by facsimile transmission (with confirmation and a copy sent by mail within one day) as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

      If to Executive:      Jennifer Haslip
                            Universal Technical Institute
                            20410 North 19th Avenue, Suite 200
                            Phoenix, Arizona 85027
                            Facsimile No.: (623) 445-9500

      with a copy to:       ____________________________
                            ____________________________
                            ____________________________
                            Attention: _________________
                            Facsimile No.: _____________

      If to the Company:    Chairman of the Compensation Committee
                              of the Board of Directors
                            c/o Universal Technical Institute
                            20410 North 19th Avenue, 200
                            Phoenix, Arizona 85027
                            Facsimile No.: (623) 445-9500

      with a copy to:       Bryan Cave LLP
                            Two North Central Avenue
                            Suite 2200
                            Phoenix, Arizona  85004
                            Attention: Frank M. Placenti
                            Facsimile No.: (602) 364-7070


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Any such notices shall be deemed to be given on the date personally delivered or sent by facsimile transmission or such return receipt is issued or the day after if sent by overnight courier.

      11. Executive's Representation

      Executive hereby warrants and represents to the Company that: (i) Executive has carefully reviewed this Agreement and has consulted with such advisors as Executive considers appropriate in connection with this Agreement,
(ii) Executive is not subject to any covenants, agreements or restrictions which would be breached or violated by Executive's execution of this Agreement or by Executive's performance of her duties hereunder and (iii) Executive will not knowingly breach or violate any provision of any Regulations in any material respect or in any manner which might reasonably have a material adverse effect in respect of the ongoing business, operations, conditions, or other business relationships or properties of any of the companies in the Company Group.

      12. Company's Obligation

      Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligations of the Company, and that none of the Company's stockholders, directors, officers or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

      13. Validity

      If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

      14. Severability

      Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 8 or any other provision hereof is unenforceable and therefore acts to reduce the scope or duration of such provision, the provision in its reduced form, shall then be enforceable.

      15. Waiver of Breach; Specific Performance

      The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of Sections 7 and 8 of this Agreement and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of this Agreement. In the event either party takes legal action to enforce any of the terms or provisions of this Agreement, the nonprevailing party shall pay the successful party's costs and expenses, including but not limited to, reasonable attorneys' fees, incurred in such action.

      16. Assignment; Third Parties

      Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of her or its respective rights or obligations hereunder, without the prior written consent of the other. The parties agree and acknowledge that each of the Companies and the stockholders of, lenders to and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, Executive's agreements set forth in Sections 7 and 8. Any successor in interest to the Company (whether indirect or direct and whether by purchase, merger, or consolidation) shall assume the obligations under this agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.

      17. Amendment; Entire Agreement

      This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior Agreements, understandings and commitments with respect to such subject matter.

      18. Litigation

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ANY CONFLICT/CHOICE OF LAW PRINCIPLES. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS
SECTION 18 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF AN ARIZONA FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

      (b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE DISTRICT OF ARIZONA, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE
(1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE DISTRICT OF ARIZONA; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE DISTRICT OF ARIZONA; (5) AGREE TO PROVIDE THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (6) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (7) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (8) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

      19. Further Action

      Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

      20. Headings

      The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      21. Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [End of page]

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.

                                            EXECUTIVE:

                                               /s/ Jennifer Haslip
                                            ____________________________________
                                            Name:  Jennifer Haslip


                                            UNIVERSAL TECHNICAL INSTITUTE
                                            OF ARIZONA, INC.


                                            By: /s/ Kimberly McWaters
                                               ________________________________
                                            Name:   Kimberly McWaters
                                            Title:  Chief Executive Officer
                                                    and President

                                   SCHEDULE 1

                    Additional Companies in the Company Group

1.    Universal Technical Institute, Inc.

2.    UTI Holdings, Inc.

3.    U.T.I. of Illinois, Inc.

4.    Universal Technical Institute of Texas, Inc.

5.    Universal Technical Institute of California, Inc.

6.    Custom Training Group, Inc.

7.    The Clinton Harley Corporation

8.    Clinton Education Group, Inc.

9.    Universal Technical Institute of North Carolina, Inc.